UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2009

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The disclosure set forth under Items 3.03 and 8.01 are incorporated by reference into this Item 1.01.

Item 3.03. Material Modification to Rights of Security Holders.

As described under Item 8.01 below, pursuant to an Agreement and Plan of Merger, dated November 12, 2008, Goldspring, Inc., a Florida corporation ("Goldspring Florida"), consummated a merger with and into its wholly owned subsidiary, Goldspring, Inc., a Nevada corporation ("Goldspring Nevada"). As a result of the reincorporation, the registrant is now a Nevada corporation.

As provided by the Merger Agreement (as defined in Item 8.01 below), each outstanding share of Goldspring Florida common stock was automatically converted into one share of Goldspring Nevada common stock at the time the reincorporation became effective. Each stock certificate representing issued and outstanding shares of Goldspring Florida common stock continues to represent the same number of shares of Goldspring Nevada common stock. The constituent instruments defining the rights of holders of the registrant's common stock will now be the Articles of Incorporation and Bylaws of Goldspring Nevada, which will be filed as exhibits to the Annual Report on Form 10-K, rather than the Certificate of Incorporation and Bylaws of Goldspring Florida. After the reincorporation, Nevada corporate law will generally be applicable in the determination of the rights of shareholders under state corporate laws.

Item 8.01. Other Events.

Pursuant to notice from FINRA as of February 20, 2009 that documentation was cleared, on November 12, 2008, Goldspring, Inc., a Nevada corporation ("Goldspring Nevada"), changed the corporate domicile of Goldspring, Inc., a Florida corporation ("Goldspring Florida"), from Florida to Nevada. The reincorporation in Nevada was effected through a merger (the "Merger") of Goldspring Florida and Goldspring Nevada, a corporation formed as a wholly owned subsidiary of Goldspring Florida for the purpose of effecting the reincorporation. Goldspring Nevada was the surviving corporation in the Merger as set forth in the Certificate of Merger filed with the Secretary of State of the State of Florida and the Articles of Merger filed with the Secretary of State of the State of Nevada. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 12, 2008, by and between Goldspring Nevada and Goldspring Florida (the "Merger Agreement"), which Merger Agreement was approved by the shareholders of Goldspring Florida pursuant to a written consent of shareholders approved by the shareholders of Goldspring Florida on November 13, 2006, pursuant to a Schedule 14A filed with the SEC on August 24, 2006.  In connection with the Merger and pursuant to the Merger Agreement: (i) each share of Goldspring Florida common stock outstanding immediately prior to the effective time of the Merger was automatically converted into one share of Goldspring Nevada common stock with the result that Goldspring Nevada is now the publicly held corporation and Goldspring Florida has been merged out of existence by operation of law; (ii) the stockholders of Goldspring Florida immediately prior to the Merger became the shareholders of Goldspring Nevada immediately after the Merger; (iii) each option to acquire shares of Goldspring Florida common stock outstanding immediately prior to the Merger was converted into and became an equivalent option to acquire, upon the same terms and conditions, the equal number of shares of Goldspring Nevada common stock (whether or not such option was then exercisable) and the exercise price per share under each respective option remained equal to the exercise price per share immediately prior to the Merger; (iv) each warrant to acquire shares of Goldspring Florida common stock outstanding immediately prior to the Merger was converted into and became an equivalent warrant to acquire, upon the same terms and conditions, the equal number of shares of Goldspring Nevada common stock (whether or not such warrant was then exercisable) and the exercise price per share under each respective warrant remained equal to the exercise price per share immediately prior to the Merger; (v) each convertible note which converted into shares of Goldspring Florida common stock outstanding immediately prior to the Merger was converted into and became an equivalent note with the ability to convert, upon the same terms and conditions, into the equal number of shares of Goldspring Nevada common stock (whether or not such not was then exercisable) and the exercise price per share under each respective note remained equal to the exercise price per share immediately prior to the Merger; (vi) the Articles of Incorporation and Bylaws of Goldspring Nevada immediately prior to the Merger remained the Articles of Incorporation and Bylaws of Goldspring Nevada following the Merger and now govern the surviving corporation; and (vii) the directors and officers of Goldspring Florida in office immediately prior to the Merger became the directors and officers Goldspring Nevada following the Merger. Goldspring Nevada's common stock will continue to trade on the OTCBB under the ticker symbol "GSPG."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

February 26, 2009	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer